SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2005

SKINVISIBLE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25911	88-0344219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6320 S. Sandhill Rd., Suite 10, Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 433-7154

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2005, we entered into a Master Sales, Collaboration and Distribution Agreement (“Agreement”) with EMD Chemicals Inc. (“EMD”), a New York corporation. Under the terms of this Agreement, we granted EMD the exclusive right to distribute and sell our patented polymer delivery system, Invisicare®, for the cosmetics and personal care markets in the entire world. EMD will be entitled to commissions based upon gross revenues generated from the sales of products that incorporate Invisicare®and/or through the appointment of sub-distributors. The initial term of this Agreement is until December 31, 2008 and this Agreement will automatically renew for successive three year terms unless either party provides fourteen months advance notice of its intention to terminate or not renew the Agreement.

A copy of the distribution agreement is attached.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

10.1	Master Sales, Collaboration and Distribution Agreement*

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the
   Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skinvisible, Inc.

/s/ Terry Howlett
Terry Howlett, Chief Executive Officer

Date: October 13, 2005